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                                                     NORRIS COMMUNICATIONS CORP.
                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of October 1, 1994, between NORRIS COMMUNICATIONS CORP. a Canadian publicly traded company, its wholly-owned subsidiary company NORRIS COMMUNICATIONS, INC., a California corporation (collectively the "Company"), and Elwood G. Norris ("Employee").

         Employee, in consideration of the covenants and agreements hereinafter contained, agrees as follows with respect to the employment of the Company of Employee and Employees future business activities.

         1. Employment: Term of Employment. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the provisions for termination as hereinafter provided, Employee's term of employment by the Company shall be from October 1, 1994 until September 30, 1999, and said employment shall continue after such date until either party shall deliver written notice to the other party hereto to the effect that the employment hereunder shall terminate sixty (60) days from the giving of such notice.

         2. Services to be Rendered by Employee. Employee shall be subject to the direction of the Board of Directors, or a duly authorized committee thereof and his duties shall be those generally vested in the office of President and CEO until such time as new person shall be hired and at such time his duties shall become those of Chief Technology Officer for the corporation and he shall have such other powers and duties as may be reasonably prescribed by the Board of Directors, or a duly authorized committee thereof, and shall perform such duties as from time to time may be decided upon by the Board of Directors, or a duly authorized committee thereof, of the Company, including but not limited to, speaking for and promoting the sale of the Company's Flashback product line as public spokesman both in print and television ads. Employee shall devote a sufficient amount of his productive time, energy and ability during the term of this Agreement to the proper and efficient conduct of the Company's business during the term of this Agreement.

         Employee has other outside employment duties and accordingly may from time to time work for other persons or entities in any capacity, including but not limited to an officer, director, employee or consultant, and conduct other business activities so long as such work or activities do not significantly or adversely impact on his duties and obligations to the Company.

         Employee hereby represents that the services to be performed by him under the terms of this Agreement are of a special, unique unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages or in an action at law. Employee therefore expressly agrees that the Company, in addition to any other right or remedies which the Company may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Employee.

         3. Compensation.

         (a) For the services to be rendered by Employee during his employment by the Company, the Company shall pay Employee a yearly original Base Salary of One Hundred Fifteen Thousand Dollars ($115,000) until October 31, 1997; and thereafter the yearly Base Salary shall increase by ten percent (10%) on each October 1st from the yearly Base Salary for the immediately preceding fiscal period. The Base Salary shall be payable in equal installments at such times as other employees are paid but in any case at least in monthly installments. The Base Salary shall be subject to other upward adjustment by and under the direction of the Board of Directors in its sole discretion.

         (b) Employee shall be eligible to participate in any bonus pool formed during each year of this Agreement at the determination by the board of directors or the appropriate committee.

         (c) Employee shall be entitled to participate in the health insurance plan the Company may have in effect from time to time for its employees and executives with salaries and responsibilities compatible to Employee, in accordance with any policies adopted by the Board of Directors of the Company with regard thereto. It is understood that the Company, by reason of this Agreement, has not obligated itself to make any benefits available to its employees. During the term of this Agreement, the Employee shall be entitled to four weeks vacation per annum.

         (d) The Company shall pay or reimburse Employee for a11 expenses normal reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder and authorized by the Company, including without limitation, expenses for entertainment, traveling, meals, hotel accommodations and the like upon submission by him of vouches or an itemized list thereof as the Board of Directors; say from time to time adopt and authorize, and as say be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986 and the rules and regulations adopted pursuant thereto now or hereafter in effect. The Company shall provide Employee an automobile to be used in the performance of his duties hereunder, including all maintenance, fuel and insurance therefor, and a cellular telephone.

         4. Competition. While employed by the Company and for one (1) year thereafter, Employee will neither permit his name to be used by, nor engage in or carry on, directly or indirectly, either for himself or as a member of a partnership, or as a stockholder (except as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), investor, officer or director of a corporation or as an Employee, agent, associate or consultant of any person, partnership or corporation in any business in direct competition with any business carried on by the Company or a parent, subsidiary, affiliate or successor of the Company.

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         However, the Company acknowledges that Employee is a shareholder and director of Patriot Scientific Corporation and American Technology Corporation but does not currently and may not in the future control the activities of these companies and therefore cannot assure that their activities (in which Employee holds more than a five percent interest) will not be in some way competitive with those of the Company, although no current technology or products are presently directly compentitive with the Company's digital voice technology. Employee's activities are covered by section 8 of this Agreement.

         5. Termination of Employment.

         (a) The Company shall have the right at its option to terminate the employment of Employee hereunder by giving sixty day (60) written notice thereof to the Employee in the event of any of the following:

         (1) If the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, determines that the Employee has materially breached any provision of this Agreement or has committed dishonesty, fraud or embezzlement, or engaged in material misconduct or similar conduct in connection with his duties under this Agreement.

         (2) If the Employee dies (in which case except as otherwise provided herein, this Agreement shall automatically terminate).

         (3) If the Employee is unable for any reason to carry out or to perform the duties required of him hereunder and does not resume his duties prior to the termination date specified in the Company's written notice of termination.

         However, if the Employee shall fail to carry out or to perform the duties required of him because of mental or physical disability for a six consecutive month period during the term hereof and following such period he is unable to perform his duties hereunder because of mental or physical disability (as determined by the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds), or if this Agreement is terminated because of the Employee's death; then he or his estate shall be entitle to receive his then Base Salary he would otherwise be entitled to hereunder during the term of this Agreement pursuant to Paragraph 3 hereof for a period of not longer than twelve (12) months after the termination of his employment.

         (B) Except as specifically provided for in this Section 5, Employee shall not be entitled to any severance compensation upon termination of this Agreement and termination of employment with the company.

         6. Soliciting Customers. The Employee agrees that he will not for a period of one (1) year immediately following the termination of his employment with the Company, either directly or indirectly make known to any competing person, firm, or corporation the names or addresses of any of the customers of the Company or any other information pertaining to them.

         7. Trade Secrets of the Company. The Employee prior to and during the term of employment under this Agreement has had and will have access to and become acquainted with various trade secrets, consisting of devices, secret inventions, processes, and compilations of information, records, and specifications which are owned by the Company, and which are regularly used or to be used in the operation of the business of the Company. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this agreement or at any time thereafter, except as required in the course of his employment. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises of the Company where the work is being carried on without prior written consent of the Company or consistent with the Company's normal business practices.

         8. Inventions and Patents. The Employee agrees that as to any intentions made by him during the term of his employment, solely or jointly with others, which are made with equipment, supplies, facilities or trade secret information of the Company or which relate at the time of the conception or reduction-to-practice of an invention to the business of the Company (which shall for this purpose be limited to digital voice technology products) or the Company's actual or demonstrably anticipated research or development, or which result from any work performed by the Employee for the Company, shall belong to the Company and the Employee promises to assign such inventions to the Company. The Employee also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. The Employee agrees to assign to the Company the Employee's rights in any other inventions where the Company is required to grant those rights to the United States government or any agency thereof.

         This Agreement does not apply to any inventions which are the subject of Section 2870 of the California Labor Code.

         In order to permit the Company to claim rights to which it may be entitled, the Employee agrees to disclose to the Company in confidence all inventions which the Employee makes arising out of the Employee's employment and all patent applications filed by the Employee within a year after termination of his employment.

         The Employee shall assist the Company in obtaining patents on all inventions, designs, improvements, and discoveries deemed patentable by the Company in the United States and in a11 foreign countries, and shall execute all documents and do a11 things necessary to obtain letters patent, to vest the Company with full and extensive title thereto, and to protect the same against infringement by others.

         The Company acknowledges that Employee is an inventor and has created and is expected to create new inventions and the Company shall have no claim thereon nor any rights thereto except as provided by this section 8.

         9. Severability. Each paragraph and subparagraph of this Agreement shall be construed and considered separate and severable from the validity and enforceability of any other provision contained in this Agreement.

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         10. Assignment. The rights of the Company (but not its obligations)
under this Agreement may, without the consent of the Employee, be assigned by the Company to any parent, subsidiary, or successor of the Company; provided that such parent, subsidiary or successor acknowledges in writing that it is also bound by the terms and obligations of this Agreement. Except as provided in the preceding sentence, the Company say not assign a11 or any of its rights, duties or obligations hereunder without prior written consent of Employee. The Employee may not assign all or any of his rights, duties or obligations hereunder without the prior written consent of the Company.

         11. Notices. All notices, requests, demands and other communications shall be in writing and shall be defined to have been duly given if delivered or if mailed by registered mail, postage prepaid:

         (a) If to Employee, addressed to him at the address set forth below his name:

         (b) If to the Company, addressed to:

         Norris Communications, Inc. 12725 stowe Drive, Poway, California 92064
         Attention: Robert Putnam, VP or to such other address as any party hereto way request by notice given as aforesaid to the other parties hereto.

         12, Title and Headings. Titles and headings to paragraphs hereof are for purposes of references only and shall in no way limit, define or otherwise affect the provisions hereof.

         13. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of California, and shall be governed by and construed in accordance with the laws of the State of California.

         14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but a11 of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart.

         15. Cumulative Rights. Each and a11 of the various rights, powers and remedies of the Company in this Agreement shall be considered as cumulative, with and in addition to any other rights, powers or remedies of the Company and no one of them as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy. Sections 4, 6, 7 and 8 hereof shall continue in full force and effect notwithstanding the Employee's termination of employment and the termination of this Agreement.

         16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by parties hereto. Effective on the date hereof, any prior employment agreements between the Company and the Employee shall terminate.

         17. Good Faith. Each of the parties hereto agrees that he or it shall act in good faith in all actions taken under this Agreement.

         18. Board Approval. This agreement was approved by the Board of Directors on September 8, 1995.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         /s/ ROBERT PUTNAM                            SEPTEMBER 12, 1995
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         Robert Putnam, Secretary                     Date

         /s/ELWOOD G. NORRIS                          SEPTEMBER 12, 1995
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         Elwood G. Norris, Employee                   Date
         13824 San Sebastion Way
         Poway, CA 92064


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